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                                                                     EXHIBIT 3.1

                         NATIONAL GOLF PROPERTIES, INC.

                             ARTICLES SUPPLEMENTARY

                                 300,000 SHARES
               8% SERIES A CUMULATIVE REDEEMABLE PREFERRED STOCK


          NATIONAL GOLF PROPERTIES, INC., a Maryland corporation (the "Corporation") hereby certifies to the State Department of Assessments and Taxation (the "Department") that:

          FIRST: By Articles Supplementary filed with the Department on March 4, 1998 (the "March 4, 1998 Articles Supplementary"), the Corporation classified 1,200,000 shares of its authorized but unissued preferred stock, par value $.01 per share ("Preferred Stock") as a separate class of Preferred Stock designated as "8% Series A Cumulative Redeemable Preferred Stock" (the "Series A Preferred Stock"), and set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions of the Series A Preferred Stock, all as set forth in the March 4, 1998 Articles Supplementary.

          SECOND: Pursuant to the authority expressly vested in the Board of Directors of the Corporation by Article IV of the Articles of Incorporation of the Corporation filed with the Department on March 28, 1995, as amended by Amended Articles of Incorporation filed with the Department on March 30, 1995 and by Articles of Merger filed with the Department on August 31, 1995 (the "Charter") and Section 2-105 of the Maryland General Corporation Law (the "MGCL"), the Board of Directors of the Corporation (the "Board of Directors") by resolutions duly adopted on April 17, 1998, has classified 300,000 additional shares of the authorized but unissued Preferred Stock of the Corporation as Series A Preferred Stock, having the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other terms and conditions as set forth in the March 4, 1998 Article Supplementary, and has authorized the issuance of 300,000 of such additional shares of Series A Preferred Stock.

          THIRD: The additional 300,000 shares of Series A Preferred Stock have been classified and designated by the Board of Directors under the authority contained in the Charter.

          FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law. No stockholder of the Corporation has any voting rights with respect to these Articles Supplementary.

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          FIFTH:  The total number of shares of Preferred Stock which the
Corporation has authority to issue is 5,000,000 shares. Immediately prior to the adoption of the April 17, 1998 resolutions by the Board of Directors and the filing of these Articles Supplementary, the number of shares of Preferred Stock classified as Series A Preferred Stock was 1,200,000. Immediately following the adoption of the April 17, 1998 resolutions by the Board of Directors and the filing of these Articles Supplementary, the total number of shares of Preferred Stock of the Corporation classified as Series A Preferred Stock is 1,500,000 shares.

          SIXTH: The undersigned Vice President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts to be verified under oath, the undersigned Vice President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

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          IN WITNESS WHEREOF, the Corporation has caused these Articles
Supplementary to be executed under seal in its name and on its behalf by its Vice President and attested to by its Secretary on this 20th day of April, 1998.

ATTEST:                                     NATIONAL GOLF PROPERTIES, INC.

/s/ Scott S. Thompson                       By:  /s/ William C. Regan
-------------------------                        ------------------------------
Scott S. Thompson                                William C. Regan
Secretary                                        Vice-President - Controller



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